Corcept Therapeutics Announces Second Quarter 2015 Results and Provides Corporate Update

MENLO PARK, CA -- (Marketwired - August 05, 2015) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

  Per-share net loss in the second quarter narrows to $0.02, from $0.07 in the same period last year
  Excluding non-cash expenses, non-GAAP net income for the second quarter is $369,000, compared to a non-GAAP net loss of $5.4 million in the second quarter of 2014
  Second quarter revenue is $12.0 million, compared to $5.9 million in the second quarter of 2014, a 104 percent increase
  2015 revenue guidance is revised to $49 - $53 million
  Patient dosing continues in the efficacy portion of the company's Phase 1/2 trial of Korlym® to treat triple-negative breast cancer (TNBC); initial results are expected by the end of 2015
  Unblinded data from the Phase 1 study of next-generation selective glucocorticoid (GR) modulator CORT125134 confirms that it is well-tolerated and functionally active; Phase 2 studies in Cushing's syndrome and an oncology indication are expected to start in early 2016

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders, today reported its financial results for the quarter ended June 30, 2015 and provided a corporate update.

Corcept recorded net revenue of $12.0 million in the second quarter of 2015, compared to $5.9 million for the same period in 2014, an increase of 104 percent. The company has revised its 2015 revenue guidance from $47 - $53 million to $49 - $53 million.

Corcept reported a net loss of $1.9 million for the second quarter of 2015, compared to a net loss of $7.6 million for the same period in 2014. Excluding non-cash expenses, Corcept produced non-GAAP net income in the second quarter of $369,000, compared to a non-GAAP net loss in the second quarter of 2014 of $5.4 million. A reconciliation of GAAP to non-GAAP net operating results is set forth below.

At June 30, 2015, the company held cash and cash equivalents of $37.0 million, compared to $38.0 million at the end of the prior quarter. Based on its current plans, the company expects to reach cash-flow breakeven without needing to raise additional funds.

"More patients are receiving Korlym's benefits and we're confident that Korlym's sales growth will continue. We fully expect that our newly-hired clinical specialists will make an increasing contribution to our revenue over the course of the year," said Joseph K. Belanoff, M.D., Corcept's Chief Executive Officer. "We are proud of our second quarter results. As we have said before, our efficient cost structure and revenue growth are allowing us to fund our planned development programs."

Triple-Negative Breast Cancer Program

Corcept continues to dose patients in the efficacy portion of its Phase 1/2 open label trial of Korlym in combination with eribulin (Halaven®) to treat GR-positive TNBC. Efficacy results are expected by the end of 2015. If the trial's outcome is positive, the company plans to begin a Phase 3 study in early 2016.

Advancement of Selective GR Modulator CORT125134

Unblinded data from its Phase 1 study confirms that CORT125134, the lead compound in Corcept's portfolio of next-generation selective GR modulators, is well-tolerated and shares Korlym's ability to potently reverse the effect of excess cortisol activity, an important quality in treating metabolic disorders such as Cushing's syndrome. CORT125134 is inactive at the progesterone receptor. In addition, studies in transgenic mice have shown CORT125134 to be even more potent than Korlym in treating certain solid tumor cancers. Corcept plans to advance the compound to Phase 2 as a potential treatment for Cushing's syndrome and an oncology indication in early 2016.

"Our development program has grown in both depth and breadth," said Dr. Belanoff. "We are studying our approved product, Korlym, as a treatment for a severe form of breast cancer and are preparing to advance one of our next-generation selective GR modulators to Phase 2 as a potential treatment for both metabolic and oncologic diseases. Cortisol modulation is a critical medical platform and we are the leader in advancing it."

Financial Discussion

Corcept recorded a net loss of $1.9 million in the second quarter of 2015, compared to $7.6 million in the second quarter of 2014, including non-cash expenses of $2.3 million and $2.2 million in the second quarter of 2015 and 2014, respectively. Excluding these non-cash expenses, Corcept generated net income on a non-GAAP basis of $369,000 in the second quarter of 2015, compared to a non-GAAP net loss of $5.4 million in the second quarter of 2014.

Corcept's cash balance at June 30, 2015 was $37.0 million, compared to $24.2 million at December 31, 2014.

Operating expenses for the second quarter were $13.1 million, compared to $12.4 million for the second quarter of 2014.

  Selling, general and administrative expenses in the second quarter of 2015 were $9.3 million, compared to $8.0 million for the same period in 2014, due to higher staffing costs.
  Research and development expenses in the second quarter of 2015 were $3.3 million, compared to $4.3 million for the second quarter of 2014. The decrease was primarily due to discontinuation of the company's Phase 3 study in psychotic depression, offset by increased spending on its Phase 1/2 study of Korlym for the treatment of GR-positive TNBC and development of next-generation GR modulators.

Net loss for the second quarter of 2015 and 2014 included accreted interest expense for Corcept's capped royalty financing obligation of $737,000 and $935,000, respectively.

Conference Call

Corcept will hold a conference call on August 5, 2015, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss this announcement. To participate, dial 1-888-771-4371 from the United States or +1-847-585-4405 internationally approximately ten minutes before the start of the call. The passcode is 40261436.

A replay will be available through August 19, 2015 at 1-888-843-7419 from the United States and
+1-630-652-3042 internationally. The passcode is 40261436.

About Korlym

Korlym competitively blocks the GR, one of the two receptors to which cortisol normally binds, thereby modulating the effects of excess cortisol in patients with Cushing's syndrome. Since 2012, Corcept has made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome, half of whom are cured by surgery. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer

Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2 -- are not present. Because the tumor cells lack these receptors, treatments that target estrogen, progesterone and HER-2 are ineffective. Approximately 40,000 women are diagnosed with triple-negative breast cancer each year. It is estimated that substantially more than half of these women's tumor cells express GR. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for relapsed triple-negative breast cancer patients exists.

About CORT125134

CORT125134 is one of Corcept's next-generation selective GR antagonists. It is a potent, competitive modulator of GR, but does not have affinity for the progesterone, estrogen, androgen or mineralocorticoid receptors. The company has completed a Phase 1 study of the safety and tolerability of CORT125134 and plans to begin Phase 2 studies of the compound as a treatment for Cushing's syndrome and an oncology indication early in 2016.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders. Korlym, a first generation competitive GR antagonist, is the company's first FDA-approved medication. The company is conducting a Phase 1/2 trial of Korlym for the treatment of triple-negative breast cancer and is planning Phase 2 studies of CORT125134, one of its next-generation selective GR antagonists, for the treatment of Cushing's syndrome and an oncology indication. The company has developed a portfolio of proprietary selective GR antagonists that competitively block the effects of cortisol but not progesterone. Corcept owns or has exclusively licensed extensive intellectual property covering the use of GR antagonists, including mifepristone, in the treatment of a wide variety of metabolic, oncologic and psychiatric disorders. It also holds composition of matter patents for its selective GR antagonists.

Non-GAAP Measures of Net Loss

To supplement Corcept's financial results presented on a GAAP basis, the company uses non-GAAP measures of net income and net loss that exclude non-cash expenses related to stock-based compensation expense and the accretion of interest expense under Corcept's capped royalty financing transaction. The company believes that these non-GAAP measures help investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net income (loss) and net loss per share the company uses may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this press release, other than statements of historical fact, are forward-looking statements that are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements include statements regarding anticipated revenues and operating expenses for 2015 and beyond, the timing of clinical trials and clinical trial results, the pace of Korlym's acceptance by physicians and patients, the anticipated contribution of the company's sales organization to its revenue growth, the pace of enrollment in or the outcome of the company's clinical trials and the advancement of next generation selective GR modulators, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the company's SEC filings, which are available at the company's website (www.corcept.com) or from the SEC's website (www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

Halaven® is a registered trademark used by Eisai Inc. under license from Eisai R&D Management Co., Ltd.

                     CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                    June 30,   December 31,
                                                      2015         2014
                                                 ------------- ------------
                                                  (Unaudited)     (Note)

ASSETS:
  Cash and cash equivalents                      $      37,048 $     24,248
  Trade receivables                                      4,951        3,334
  Inventory                                              4,871        5,297
  Other assets                                           1,485        1,751
                                                 ------------- ------------
    Total assets                                 $      48,355 $     34,630
                                                 ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $       2,360 $      1,886
  Capped royalty financing obligation                   31,433       33,887
  Other liabilities                                      3,036        2,245
  Stockholders' equity (deficit)                        11,526       (3,388)
                                                 ------------- ------------
    Total liabilities and stockholders' equity   $      48,355 $     34,630
                                                 ============= ============

        Note:Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                   Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------

                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $  11,956  $   5,851  $  22,058  $  10,255

Operating expenses:
  Cost of sales                        439        215        741        389
  Research and development           3,341      4,252      7,718     11,537
  Selling, general and
   administrative                    9,342      7,965     18,795     17,769
                                 ---------  ---------  ---------  ---------
    Total operating expenses        13,122     12,432     27,254     29,695
                                 ---------  ---------  ---------  ---------
Loss from operations                (1,166)    (6,581)    (5,196)   (19,440)

Interest and other expense            (770)      (971)    (1,570)    (2,041)
                                 ---------  ---------  ---------  ---------
    Net loss and comprehensive
     loss                        $  (1,936) $  (7,552) $  (6,766) $ (21,481)
                                 =========  =========  =========  =========

Basic and diluted net loss per
 share                           $   (0.02) $   (0.07) $   (0.06) $   (0.21)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share    107,874    100,980    104,906    100,751
                                 =========  =========  =========  =========

                     CORCEPT THERAPEUTICS INCORPORATED
            RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------

                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

GAAP net loss                    $  (1,936) $  (7,552) $  (6,766) $ (21,481)

Non-cash expenses:
  Stock-based compensation
    Research and development           178        169        383        331
    Selling, general and
     administrative                  1,390      1,057      2,594      2,272
                                 ---------  ---------  ---------  ---------
      Total stock-based
       compensation                  1,568      1,226      2,977      2,603
                                 ---------  ---------  ---------  ---------
  Accretion of interest expense
   related to Capped royalty
   financing obligation                737        935      1,499      1,979
                                 ---------  ---------  ---------  ---------
    Non-GAAP net income (loss)   $     369  $  (5,391) $  (2,290) $ (16,899)
                                 =========  =========  =========  =========

GAAP basic and diluted net loss
 per share                       $   (0.02) $   (0.07) $   (0.06) $   (0.21)
                                 =========  =========  =========  =========

Non-GAAP basic and diluted net
 income (loss) per share
 excluding non-cash expenses     $    0.00  $   (0.05) $   (0.02) $   (0.17)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share    107,874    100,980    104,906    100,751
                                 =========  =========  =========  =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com